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                                                                  Exhibit 10.7


     NATIONAL BANK OF CANADA

                      ACKNOWLEDGMENT OF DEBT
                     REVOLVING DEMAND CREDIT


In consideration of the National Bank of Canada (thereinafter called the "Bank") providing the undersigned thereinafter called the "Customer") with a revolving demand loan facility
(thereinafter called the "Loan Facility") in the aggregate
principal amount, not exceeding $ 900,000.00
    ,        Nine Hundred
Thousand______________________________________________________________________
__________________________xx dollars (x CDN: / / CDN or US Equivalent: / / US)
the customer agrees with the following::

1.  TERMS OF CREDIT
    The customer promises to pay the Bank, on demand, all amounts outstanding under this Loan Facility including, without limitation, principal, interest, fees and accessories.

2.  INTEREST RATE
X   2.1  Advances in CDN$
         Advances in CDN$ shall bear interest, until payment in full, at the
         Canadian Prime Rate of the Bank plus    1.00    per cent, calculated
         daily and payable monthly, with a minimum charge of $    10.00      .
         At the date hereof the Canadian Prime Rate of the Bank is per cent per annum.

/ / 2.2  Advances in US$
         Advances in US$ shall bear interest, until payment in full, at the US
         Base Rate of the Bank plus            per cent, calculated daily and
         payable monthly, with a minimum charge of $             . At that date
         hereof the US Base Rate of the Bank is              Per cent per annum.

3.   FINANCING CONDITIONS
    3.1 The Customer authorizes the Bank, but the Bank is not obliged, to debit from time to time his Account with the amount of interest accrued and unpaid by the Customer.

    3.2 Provided that the Bank has not demanded payment of any amount outstanding under this Loan Facility, or has not terminated this Agreement, the Customer may, at the Bank's discretion, borrow, repay and reborrow up to the amount available under this Loan Facility at any time and from time to time in the following manner:

          3.2.1 The Customer authorizes the Bank, daily or otherwise as and when determined by the Bank from time to time, to ascertain the position or net position (as the case may be) between the Customer and the Bank in respect to the deposit account or, if more than one, the deposit accounts maintained by the Customer with the Bank (herein called the "Account") and that

                   3.2.1.1 If such position or net position is a credit in favour of the Customer, the Bank may apply the amount of such credit or any part thereof, rounded to the nearest $ 15,000.00 as a repayment of the Loan Facility, and the Bank will debit the Account with the amount of such repayment; and

                   3.2.1.2 If such position or net position is a debit in favour of the Bank, the Bank will make an advance under the Loan Facility of such amount, rounded to the nearest $15,000.00 as is required to place the Account in such credit or net credit position as has been agreed between the customer and the Bank from time to time, and the Bank may increase the unpaid balance owing under the Loan Facility, and credit the Account with the amount of such advance:

                   provided that at no time shall the balance owing exceed the amount of the Loan Facility.

    3.3 The Customer agrees to maintain an average monthly minium credit balance in the Account, which may include compensating balances to cover service charges, reserves and debit float. Such balance shall be the amount agreed to in writing between the Customer and the Bank from time to time.

    3.4 The Bank shall maintain on the books of its unit of account, accounts and records evidencing the outstanding principal amount of the loan of the Bank to the Customer under this Loan Facility together with any interest in respect thereof. The Bank shall maintain a record or computerized data of the amount of the balance, each advance, and each payment of principal and interest on account of the loan. The Bank's accounts and records constitute in the absence of manifest


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         error prima facie evidence of the indebtedness of the Customer to the
         Bank under this Loan Facility.

4.  CONSOLIDATION

    4.1 The Customer acknowledges that the outstanding principal balance owing to the Bank under existing credit facilities which will be
         replaced by this Loan Facility is $                            ,
                                                                 dollars,
         as at the close of business on 19 . The initial outstanding principal balance under this Loan Facility will be adjusted to reflect transactions under the existing credit facility occurring
         between                    19   and the date of execution of this
         agreement. The Customer acknowledges and declares that the security previously granted to the Bank by the Customer remains in full force and effect. The Bank hereby reserving all of its rights, title and interest to and in the rights, hypothecs and privileges granted to the Bank under the terms of said security.

5.  SECTION 427 OF THE BANK ACT


    5.1 This Agreement is given pursuant to the application for credit and promise to give security made by the undersigned to the Bank and dated the 17th day of June 1996, and any supplemental application for credit and promise to give security. The Customer promises to give the Bank from time to time warehouse receipts and/or bills of lading covering the property described in such application(s) for credit and promise(s) to give security or any part thereof which is now or may hereafter be covered by warehouse receipts or bills of lading, as security for this Loan Facility. No such security shall be merged in any subsequent security or be taken to be substituted for any security previously acquired. This section applies only to loans granted under the provisions of the Bank Act.

6.  INTERPRETATION

    6.1  Definitions
         For the purposes hereof, the following words and phrases shall have the following meaning:

         "Canadian Dollars" "CDN$": means lawful money of Canada.

         "Canadian Prime Rate": means the annual variable rate of interest announced from time to time by the Bank and used to determine the interest rates on Canadian dollar commercial loans granted by the Bank in Canada.

         "Debt", "Indebtedness" or "total indebtedness": means the aggregate amount of principal, interest and accessories due by the Customer hereunder.

         "Floating Rate": means the interest rate applicable to floating rate advances made hereunder in Canadian or U.S. dollars, as the case may be.

         "U.S. Base Rate": means the annual variable rate of interest announced from time to time by the Bank and used to determine the interest rates on U.S. dollar commercial loans granted by the Bank in Canada.

         "U.S. Dollars" "US$": means lawful money of the United States of America.

    6.2  Conversion to U.S. or Canadian dollars

         Each time an amount in Canadian dollars must be converted or expressed in U.S. dollars, or the equivalent in U.S. dollars (or inversely) must be determined, such calculation shall be made, on the appropriate date, in accordance with the cash purchase rate of the Bank at about 10:30 a.m.

         6.3  Other Agreements

         The Customer acknowledges that the terms of this agreement are in addition to and not in substitution for any terms and conditions of any other agreements between the Customer and the Bank.

    7.   GENERAL TERMS AND CONDITIONS OF REPAYMENT


         7.1  Currency and place of payment

              All amounts due by the Customer under the terms hereof shall be paid by the Customer to the Bank in Canadian dollars in the case of a

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              financing granted in Canadian dollars, or in U.S. dollars in the case of a financing granted in U.S. dollars.

              Should the amount of principal of the debt owing to the Bank exceed the credit limit effectively granted hereunder, the Customer shall reimburse the Bank, on demand, an amount equal to such excess amount.

         7.2 Judgment rendered in a currency other than the currency in which the financing granted was due

              Should a judgment be obtained against the Customer for an amount owned by it, in a currency other than the one in which the said amount was owing hereunder, the Customer shall pay the Bank, as applicable, on the judgment date, such additional amount as is equal to the excess of the amount that was due hereunder and converted into the other currency, on the judgment payment date, with respect to the judgment amount.
              The exchange rate applicable for the purposes of obtaining the judgment and for calculating said conversion shall be the rate at which the Bank is able, on the appropriate date, in Montreal to sell the currency applicable to this agreement to purchase the other currency.

              Any additional amount owing, under this clause shall be due as a separate debt from that which gave rise to the judgment, which judgment shall not constitute resjudicata.

    8.   LANGUAGE

         The Customer has expressly requested that this document be drawn up and executed in the English language.


    EXECUTED AT TORONTO THIS 25TH  DAY OF APRIL, 1997



                                        Per:   /S/
     --------------------------------       --   -----------------------------
     SIGNATURE (Bank)                              SIGNATURE (Customer)




                                        Per:   /S/
                                            --   -----------------------------
                                                   SIGNATURE (Customer)







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